UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 26, 2010

INTREorg Systems, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-53262	45-0526215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20600 E. Southlake Blvd., Suite 120-366, Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (817)491-8611 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph:

On November 18, 2010 INTREorg Systems, Inc. filed a Current Report on Form 8-K disclosing under Item 4.01 disclosing a change of it independent registered public accounting firm.  By letter dated December 30, 2010 the staff of the Securities and Exchange Commission requested that we amend that report to provide additional disclosure regarding our former auditor.  This Current Report on Form 8-K/A is being filed in response to the staff's comments.

Item 4.01                      Changes in Registrant's Certifying Accountant.

Larry O'Donnell, CPA, PC formerly the independent registered public accountant for INTREorg Systems, Inc. ("the Company") resigned as the Company's independent registered public accountant on October 26, 2010, due to his resigning from public audit work.

The Public Company Accounting Oversight Board (PCAOB) revoked the registration of Larry O’Donnell, CPA, PC effective December 14, 2010 because of noncooperation with an investigation by the PCAOB.  In connection with this action, Mr. O’Donnell was permanently barred from being an associated person of a registered public accounting firm and a civil money penalty of $75,000 was imposed.  As a result of the revocation of registration of Larry O’Donnell, CPA, PC by the PCAOB, we may not include its audit reports in our filings with the Securities and Exchange Commission.  Accordingly, we have requested that the successor audit firm re-audit our 2009 financial statements and its report on our 2010 financial statements, which will be included in our annual report on Form 10-K for the year ended December 31, 2010 when filed with the Securities and Exchange Commission, will include a report covering our 2009 fiscal year.

On October 26, 2010, the Board of Directors of the Company approved the engagement of new auditors, LBB & Associates Ltd., LLP, of Houston, Texas to be the Company's independent registered public accounting firm.  The action to engage new auditors was approved solely by the Board of Directors.  No audit committee exists, other than the members of the Board of Directors.

In connection with audit of fiscal years ended December 31, 2009 and 2008 and the cumulative period of January 1, 2010 through June 30, 2010 and through the date of resignation of the auditors, no disagreements exist with the former independent registered public accountant on any matter of accounting principles or practices, financial statement disclosure, internal control assessment, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject of the disagreement(s).

The Independent Auditor Report by Larry O'Donnell, CPA, PC for the fiscal years ended December 31, 2009 and 2008, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern.

The Company has authorized Mr. O'Donnell to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant.  In connection with the initial filing of this report on November 18, 2010, the Company previously requested that Mr. O'Donnell review the disclosure therein and Mr. O'Donnell was been given the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which he did not agree with the statements made by the Company therein.  Mr. O’Donnell confirmed the disclosure and a copy of the letter was filed as an exhibit to the report as originally filed on November 18, 2010.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

16.1                      Letter of Change in Certifying Accountant, dated November 15, 2010 (1)

(1)           Incorporated by reference to the Current Report on Form 8-K as filed on November 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREorg Systems, INC.

Date: January 6, 2011	By: /s/ Russell K. Boyd
Russell K. Boyd, President